Exhibit 99.1

MCEWEN MINING CLOSES FLOW-THROUGH FINANCING

TORONTO, December 31, 2020 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that it has closed its previously announced non-brokered private placement, issuing 7,669,900 common shares of the Corporation on a flow-through basis (the “FT Shares”) at a price per share of CDN $1.63 per FT Share for total gross proceeds of CDN$12,500,000.

Rob McEwen commented: “These funds will be used for exploration to facilitate the rapid expansion of our discoveries at Stock and Grey Fox, which are key elements in our plans for growing the Fox Complex annual gold production to 100,000-150,000 oz over a 10-year mine life.

The Stock West discovery is a broad system of green carbonate-hosted gold mineralization, with limits that remain unconstrained. Our drilling at Stock has three objectives: 1. Expand the known mineralization down plunge along strike, 2. Test for a connection between Stock West and the Stock mine, and 3. Support starting to dewater and re-access the Stock Mine in H2 2021.

The deepest intersection at Stock West is 7.7 g/t Au over 25 m, at a depth of 550 m (Dec. 11, 2019 press release, hole #106). The deepest intersection under the former Stock Mine, at a depth of 950 m, encountered similar alteration and mineralization with visible gold and had an assay value of 18.0 g/t Au over 9.1 m (Sep. 4, 2019 press release, hole #95). The projected down plunge distance between these two drill results is 500 m.

In addition, testing to expand the Grey Fox resources is continuing. Drilling will focus on the Gibson, Whiskey Jack, and South zones. Intersections at Whiskey Jack have confirmed high-grade gold mineralization over significant true widths, including 53 g/t Au over 6.7 m. (Feb. 5, 2020 press release, hole 19GF-1293). This intersection offers good potential for the discovery of a new high-grade deposit, that could contribute to the growth of our existing resources at Grey Fox. The Indicated category resources at Grey Fox are currently 888,000 gold ounces at an average grade of 7.1 g/t (May 19, 2020 press release).”

The proceeds from the sale of FT Shares will be used for expenditures that qualify as Canadian Exploration Expenses (CEE) within the meaning of the Income Tax Act (Canada). The Company will renounce such CEE expenditures with an effective date of no later than December 31, 2020.

The Common Shares issued will be subject to a four month hold period in Canada.

This press release is not an offer of common shares for sale in the United States. The common shares may not be offered or sold in the United States absent registration or an available exemption from the registration requirements of the US. Securities Act of 1933, as amended (the "U.S. Securities Act") and applicable U.S. state securities laws. McEwen will not make any public offering of the securities in the United States. The common shares have not been and will not be registered under the U.S. Securities Act, or any state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

TECHNICAL INFORMATION

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, contain McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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